UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

Synergx Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-2941299
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

(Address of principal executive offices)	(Zip code)

Company's telephone number: (516) 433-4700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Other Items.

On June 15, 2010, Synergx Systems Inc. (the “Company”), Firecom, Inc. (“Firecom”) and FCI Merger Corp., a Delaware corporation and newly-formed wholly-owned subsidiary of Firecom (the “Merger Sub”), entered into a Consent and Waiver of their Agreement and Plan of Merger, dated as of January 22, 2010, and as amended by Amendment No. 1, dated as of March 19, 2010 (collectively, the “Merger Agreement”). Under the Consent and Wavier, the Company and Firecom agreed to change the Termination Date to July 30, 2010, and waived any right each party may have had to terminate the Merger Agreement by it not being consummated by June 30, 2010.  Otherwise the Merger Agreement, as amended, shall remain in full force and effect.

As previously reported, on March 19, 2010, the Company, Firecom and Merger Sub , entered into Amendment No. 1 (the “Amendment”) to their Agreement and Plan of Merger, dated as of January 22, 2010.  Among other changes, the Amendment changed the Merger Agreement by extending the latest completion date or Termination Date for the merger to June 30, 2010.  Both Firecom or the Company had the right to terminate the Merger Agreement if the merger was not consummated by such date.

The foregoing description of the Consent and Waiver does not purport to be complete and is qualified in its entirety by reference to the Consent and Waiver, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Consent and Waiver, Dated June 15, 2010

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNERGX SYSTEMS INC. (Registrant)

Dated: June 21, 2010	By:	/s/ JOHN A. POSERINA
John A. Poserina, Chief Financial Officer, Treasurer, Secretary, Vice President and Director (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Consent and Waiver, Dated June 15, 2010